As filed with the Securities and Exchange Commission on June 17, 2015

                                                                                                                 Registration No.  333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

________________________

PARAMOUNT GOLD NEVADA CORP.

(Exact name of registrant as specified in its charter)

Nevada	98-0138393
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

________________________

665 Anderson Street

Winnemucca, Nevada 89445

(775) 625-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Paramount Gold Nevada Corp.

2015 Stock Incentive and Equity Compensation Plan

(Full title of plan)

________________________

Carlo Buffone

Chief Financial Officer

665 Winnemucca, Nevada 89445

(775) 625-3600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

________________________

Copy to:

James T. Seery

LeClairRyan, A Professional Corporation

One Riverfront Plaza

1037 Raymond Boulevard, Sixteenth Floor

Newark, New Jersey

(973) 491-3600

________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.01 par value per share (the “Common Stock”)	1,277,818	$1.54	$1,967,839.72	$228.66
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of Paramount Gold Nevada Corp. that may become issuable under the Paramount Gold Nevada Corp. 2015 Stock Incentive and Equity Compensation Plan (the “Plan”) by reason of any stock dividend, stock split, split-up, recapitalization or similar transaction the effect of which results in an increase in the number of the Company’s outstanding shares of Common Stock issuable pursuant to awards granted under the Plan.

(2)	Represents 1,277,818 shares of Common Stock reserved for issuance pursuant to the Plan.
(3)

Estimated solely for the purpose of computing the registration fee pursuant Rules 457(c) and (h) under the Securities Act based upon the average of the high and low prices reported for the Common Stock on the NYSE MKT on June 12, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be delivered to participants of the Paramount Gold Nevada Corp. 2015 Stock Incentive and Equity Compensation Plan as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the Commission, are incorporated herein by reference:

(a)

The Company’s prospectus filed on April 10, 2015 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-201431), which contained audited financial statements of the Company for the fiscal year ended June 30, 2014;

(b)	Our Quarterly Report on Form 10-Q filed with the Commission on May 22, 2015.

(c)	Our Current Report on Form 8-K filed on April 21, 2015

(d)	All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since April 10, 2014; and

(e)

The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on April 6, 2015, pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.Description of Securities.

Not applicable.

Item 5.Interests of Named Experts and Counsel.

Not applicable.

Item 6.Indemnification of Directors and Officers.

Nevada Revised Statutes Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under Revised Statutes Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our amended and restated articles of incorporation provide that our officers and directors shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding related to their service as an officer or director. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. We must pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire.

Our amended and restated articles of incorporation provide that we may adopt bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may purchase and maintain insurance on behalf of any of officers and directors. The indemnification provided in our amended and restated articles of incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Our amended and restated bylaws provide that a director or officer shall have no personal liability to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.3900.

The foregoing is only a general summary of certain aspects of Nevada law, the Registrant’s amended and restated articles of incorporation and amended and restated bylaws, and the insurance dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Nevada law, the Registrant’s amended and restated articles of incorporation and amended and restated bylaws, and the insurance policies.

Item 7.Exemption from Registration Claimed.

Not applicable.

Item 8.Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of Paramount Gold Nevada Corp. (incorporated by reference to Exhibit 3.1 to Form 10-Q filed on May 22, 2015).
3.2	Amended and Restated Bylaws of Paramount Gold Nevada Corp. (incorporated by reference to Exhibit 3.2 to Form 10-Q filed on May 22, 2015).
5.1*	Opinion of Parsons Behle & Latimer
23.1*	Consent of MNP LLP, independent registered public accounting firm.
23.2	Consent of Parsons Behle & Latimer (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).
99.1	Paramount Gold Nevada Corp. 2015 Stock Incentive and Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on May 22, 2015).

_________________

*	Filed herewith.

Item 9.Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, on June 17, 2015.

PARAMOUNT GOLD NEVADA CORP.

By:	/s/ Carlo Buffone
Carlo Buffone
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Glen Van Treek and Carlo Buffone, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same Offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Glen Van Treek	President and Director (Principal Executive Officer)	June 17, 2015
Glen Van Treek

/s/ Carlo Buffone	Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2015
Carlo Buffone

/s/ David Smith	Director	June 17, 2015
David Smith

/s/ John Carden	Director	June 17, 2015
John Carden

/s/ Eliseo Gonzalez-Urien	Director	June 17, 2015
Eliseo Gonzalez-Urien

/s/ Christopher Reynolds	Director	June 17, 2015
Christopher Reynolds

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of Paramount Gold Nevada Corp. (incorporated by reference to Exhibit 3.1 to Form 10-Q filed on May 22, 2015).
3.2	Amended and Restated Bylaws of Paramount Gold Nevada Corp. (incorporated by reference to Exhibit 3.2 to Form 10-Q filed on May 22, 2015).
5.1*	Opinion of Parsons Behle & Latimer
23.1*	Consent of MNP LLP, independent registered public accounting firm.
23.2	Consent of Parsons Behle & Latimer (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).
99.1	Paramount Gold Nevada Corp. 2015 Stock Incentive and Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on May 22, 2015).

_________________

*	Filed herewith.